Exhibit 5.1

May 2, 2016

SiteOne Landscape Supply, Inc.

Mansell Overlook

300 Colonial Center Parkway, Suite 600

Roswell, Georgia 30076

Registration Statement on Form S-1

of SiteOne Landscape Supply, Inc.

(Registration No. 333-206444)

Ladies and Gentlemen:

We have acted as special counsel to SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-206444), as amended (the “Registration Statement”), relating to an initial public offering (the “Offering”) of 10,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be sold by the selling stockholders (the “Selling Stockholders”) referred to in the Registration Statement (such shares of Common Stock, together with up to 1,500,000 shares of Common Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares of Common Stock and any additional shares of Common Stock that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the “Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders and the several underwriters to be named in Schedule I thereto (the “Underwriters”). Certain of the Shares (the “Conversion Shares”) to be sold by the Selling Stockholders will be issued upon the conversion of the Company’s Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”) in accordance with the terms of such Preferred Stock prior to the completion of the Offering.

In rendering the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of such opinion,

SiteOne Landscape Supply, Inc.	2	May 2, 2016

(b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that the Shares to be sold to the Underwriters by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and, in the case of Shares other than the Conversion Shares, are validly issued, fully paid and non-assessable under the laws of the State of Delaware and, in the case of the Conversion Shares, upon conversion of the Preferred Stock in accordance with its terms, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Validity of Common Stock” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP